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Exhibit 8.3

January 4, 2016

Canadian Solar Inc.
545 Speedvale Avenue West
Guelph, Ontario, Canada N1K 1E6

Ladies and Gentlemen:

        We have acted as special People's Republic of China ("PRC") legal counsel to Canadian Solar Inc. (the "Company") in connection with the offering (the "Offering") of up to US$ 100,000,000 common shares of the Company (the "Securities"), as described in the prospectus supplement dated January 4, 2016, relating to the offering of the Securities, which supplements the base prospectus (together with the prospectus supplement, the "Prospectus") contained in the Company's registration statement on Form F-3 (the "Registration Statement", which term does not include any exhibits thereto) filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission") on January 4, 2016.

        For the purposes of giving this opinion, we have examined and relied upon a copy of the draft Prospectus and the Registration Statement.

        We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the truthfulness, accuracy, completeness and fairness of all factual representations made in the Registration Statement and the Prospectus and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than PRC, which would have any implication in relation to the opinions expressed herein; (iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the SEC; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

        We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than PRC. This opinion is to be governed by and construed in accordance with the laws of PRC and is limited to and is given on the basis of the current law and practice in the PRC. This opinion is qualified by the discretion of relevant legislative, administrative and judicial authorities in the PRC.

        On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain PRC tax laws and regulations set forth under the caption "Taxation—People's Republic of China Taxation" in the Company's Prospectus, to the extent that such statements constitute summaries of the PRC Laws, as of their respective date, is true and accurate in all material respects.

        We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to us under the caption "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Zhong Lun Law Firm

Zhong Lun Law Firm

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  Exhibit 8.3